Exhibit 99.1

Cincinnati Bell Inc. to Sell Common Units of Limited Partnership Interests in CyrusOne LP

CINCINNATI  —  June 22, 2015 — Cincinnati Bell Inc. (NYSE:CBB) (“Cincinnati Bell”) announced today that its subsidiary plans to enter into a purchase agreement with CyrusOne Inc. (“CyrusOne”) to sell 4,300,000 operating partnership units (plus up to an additional 1,695,000 operating partnership units if the underwriters exercise their option described below) in CyrusOne’s operating partnership, CyrusOne LP. CyrusOne announced today it had commenced the public offering of 11,300,000 shares of its common stock and granted the underwriters an option to purchase up to 1,695,000 additional shares, a portion of the net proceeds of which will be used to acquire operating partnership units from a subsidiary of Cincinnati Bell.

Upon completion of the acquisition and of CyrusOne LP’s issuance of operating partnership units to CyrusOne in exchange for the remaining net proceeds from CyrusOne’s public offering, Cincinnati Bell expects to effectively own approximately 13.7% (or approximately 11.3% if the underwriters in CyrusOne’s public offering exercise their option to purchase additional shares of CyrusOne’s common stock in full, the net proceeds of which would be used to purchase additional operating partnership units from a subsidiary of Cincinnati Bell) of CyrusOne through its interests in the outstanding shares of common stock of CyrusOne and its interests in the common units of limited partnership interest of CyrusOne LP, which are exchangeable into shares of common stock of CyrusOne.

The shares of CyrusOne’s common stock are being offered pursuant to two shelf registration statements that have been declared effective by the Securities and Exchange Commission (“SEC”). The offering of CyrusOne’s common stock will be made only by means of the prospectus supplement and accompanying prospectuses. The preliminary prospectus supplement and accompanying prospectuses related to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. A copy of the preliminary prospectus supplement and accompanying prospectus related to the offering may be obtained by contacting Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling (800) 831-9146; Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Prospectus Department, by calling (866) 471-2526 or by emailing prospectus-ny@ny.email.gs.com; Morgan Stanley, 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department; KeyBanc Capital Markets, 127 Public Square, 4th Floor, Cleveland, Ohio 44114, Attention: Prospectus Delivery Department, or by calling (800) 859-1783; Barclays, c/o Broadridge Financial Solutions, 1155, Long Island Avenue, Edgewood, New York 11717, by calling (888) 603-5847 or by emailing Barclaysprospectus@broadridge.com; J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Attention: Prospectus Department, by calling (866) 803-9204 or by emailing prospectus-eq_fi@jpmchase.com; Deutsche Bank Securities, 60 Wall Street, New York, New York 10005-2836, Attention: Prospectus Group, by calling (800) 503-4611 or by emailing prospectus.cpdg@db.com; RBC Capital Markets, 200 Vesey Street, 8th Floor, New York, New York 10281-8098; Attention: Equity Syndicate, by calling (877) 822-4089 or by emailing equityprospectus@rbccm.com; TD Securities, by calling (289) 360-2302 or by emailing sdcconfirms@td.com; or Jefferies, 520 Madison Avenue, 2nd Floor, New York, New York 10022, Attention: Prospectus Department, by calling (877) 547-6340 or by emailing Prospectus_Department@Jefferies.com.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor
This release contains forward-looking statements regarding future events and results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” or variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of future financial performance, anticipated growth and trends in businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, including, but not limited to: the occurrence of any event, change, or other circumstance that could give rise to the termination or modification of any of the transaction documents; the inability to achieve anticipated financial results; and unexpected costs, fees, expenses and charges incurred by Cincinnati Bell related to the transactions, any of which could cause actual results to differ materially and adversely from those reflected in the forward-looking statements. Other factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in documents Cincinnati Bell filed with the SEC. More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. Cincinnati Bell undertakes no obligation to revise or update any forward-looking statements for any reason. The forward-looking statements included in this release represent Cincinnati Bell estimates as of the date hereof. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.

About Cincinnati Bell
With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (NYSE:CBB) provides integrated communications solutions – including local and long distance voice, data, high-speed Internet and video – that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, enterprise customers across the United States rely on CBTS, a wholly-owned subsidiary, for efficient, scalable office communications systems and end-to-end IT solutions. Cincinnati Bell effectively owns approximately 22 percent of CyrusOne (NASDAQ: CONE), which is held in the form of CyrusOne common stock and CyrusOne LP partnership units. CyrusOne specializes in highly reliable enterprise-class, carrier-neutral data center properties and provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for its customers. For more information, please visit www.cincinnatibell.com.

Contacts

Cincinnati Bell Inc.
Investors:
Josh Duckworth, 513-397-2292
Joshua.Duckworth@cinbell.com
or
Media:
Jane Weiler, 513-397-9941
Jane.Weiler@cinbell.com

Source: Cincinnati Bell Inc.